Exhibit 10.5

EQUITRANS, L.P.
TRANSPORTATION SERVICE AGREEMENT
APPLICABLE TO FIRM TRANSPORTATION
SERVICE UNDER RATE SCHEDULE FTS
Contract No. EQTR19837-1296
Dated January 8, 2016

This Agreement is entered into by and between Equitrans, L.P. (“Equitrans”) and EQT Energy, LLC (“Customer”).

1.    Agreement (CHECK ONE)
_x__     This is a new Agreement.

___	This Agreement supersedes, terminates, and cancels Contract No. _____, dated _____________. The superseded contract is no longer in effect.
2.    Service under this Agreement is provided pursuant to Subpart B or Subpart G of Part 284, Title 18, of the Code of Federal Regulations. Service under this Agreement is in all respects subject to and governed by the applicable Rate Schedule and the General Terms and Conditions of the Equitrans FERC Gas Tariff (“Tariff”) as they may be modified from time to time, and such are incorporated by reference. In the event that language of this Agreement or any Exhibit conflicts with Equitrans’ Tariff, the language of the Tariff will control.
3.    Equitrans shall have the unilateral right to file with the Commission or other appropriate regulatory authority, in accordance with Section 4 of the Natural Gas Act, changes in Equitrans’ Tariff, including both the level and design of rates, charges, Retainage Factors and services, and the General Terms and Conditions.
4.    Customer’s Maximum Daily Quantity (“MDQ”) of natural gas transported under this Agreement shall be the MDQ stated in Exhibit A to this Agreement. If service under this Agreement is associated with a firm storage agreement, Customer’s Base MDQ and Winter MDQ are stated in Alternative Exhibit A.
5.    The effective date, term and associated notice and renewal provisions of this Agreement are stated in Exhibit A to this Agreement.

6.	The Receipt and Delivery Points are stated in Exhibit A to this Agreement.
7.    Customer shall pay Equitrans the maximum applicable rate (including all other applicable charges and Retainage Factors authorized pursuant to Rate Schedule FTS and the Tariff) for services rendered under this Agreement, unless Customer and Equitrans execute Optional Exhibit B (Discounted Rate Agreement) or Optional Exhibit C (Negotiated Rate Agreement).
8.     Exhibits are incorporated by reference into this Agreement upon their execution. Customer and Equitrans may amend any attached Exhibit by mutual agreement, which amendments shall be reflected in a revised Exhibit, and shall be incorporated by reference as part of this Agreement.

IN WITNESS WHEREOF, Customer and Equitrans have executed this Agreement by their duly authorized officers, effective as of the date indicated above.

CUSTOMER:	EQUITRANS, L.P.:
By /s/ Paul Kress 1/8/2016	By /s/ David Gray 1/8/2016
Title Vice President	Title Senior Vice President

EXHIBIT A
to the
TRANSPORTATION SERVICE AGREEMENT
between EQUITRANS, L.P.
and
EQT ENERGY LLC,
pursuant to Rate Schedule FTS
Contract No. CW2268342-1296 Dated 01/08/2016

This Exhibit A is dated 12/1/2018 .
Any previously executed Exhibit A under this Agreement is terminated and is no longer in effect.

1. Notices and Correspondence shall be sent to:

Equitrans, L.P.

2200 Energy Drive
Canonsburg, PA 15317
Attn: Gas Transportation Dept.
Phone: (412) 395-3230

E-mail Address: TransportationServices@equitransmidstream.com

EQT ENERGY LLC

Address:
625 LIBERTY AVENUE SUITE 1700
PITTSBURGH, PA 15222-3111

Representative: Ray Franks
Phone: (412) 553-5749
Facsimile: (412) 395-2675
E-mail Address: [***]
DUNS: 03-585-8708
Federal Tax I.D. No.: 02-0750473
Other contact information if applicable:

2. Service Under this Agreement is provided on:

X	Mainline System (includes the Sunrise Transmission System and the Ohio
Valley Connector)

Allegheny Valley Connector

3. Maximum Daily Quantity (MDQ):

Base MDQ (Dth)	Winter MDQ (Dth)	Effective Date
650000	650000	12/1/2018

4. Primary Receipt and Delivery Point(s)

Primary Receipt Point(s)**	Base	Winter	Effective
(Meter No. and/or Meter Name)	MDQ Allocation	MDQ Allocation	Date
24605 – Mobley	310,000 Dth	310,000 Dth	12/1/2018
M5259543 – McIntosh	200,000 Dth	200,000 Dth	12/1/2018
M5237075 – Taurus	70,000 Dth	70,000 Dth	12/1/2018
17172 – Hopewell Ridge	30,000 Dth	30,000 Dth	12/1/2018
24490 – Pluto	40,000 Dth	40,000 Dth	12/1/2018

24605 – Mobley	310,000 Dth	310,000 Dth	1/1/2019
510080 – Applegate	200,000 Dth	200,000 Dth	1/1/2019
TBD – East Side	100,000 Dth	100,000 Dth	1/1/2019
24490 – Pluto	40,000 Dth	40,000 Dth	1/1/2019
M5237075 – Taurus	0 Dth	0 Dth	1/1/2019
17172 – Hopewell Ridge	0 Dth	0 Dth	1/1/2019
M5259543 – McIntosh	0 Dth	0 Dth	1/1/2019

** Receipt point MDQs do not include quantities required for retainage.

Primary Delivery Point(s)	Base	Winter	Effective
(Meter No. and/or Meter Name)	MDQ Allocation	MDQ Allocation	Date
60062 – REX Clarington	500,000 Dth	500,000 Dth	12/1/2018
70007D – Rover Traveler	150,000 Dth	150,000 Dth	12/1/2018

5. Effective Date and Term: This Exhibit A is effective 12/1/2018 and continues in full force and effect through 9/30/2036.* For agreements twelve (12) months or longer, Customer and/or Equitrans may terminate the agreement at the end of the primary term by providing at least six (6) months prior written notice of such intent to terminate.

At the expiration of the primary term, this Exhibit A has the following renewal term
(choose one):
__X_ no renewal term
____ through _______________ *
____ for a period of _______________ *
____ year to year* (subject to termination on ____months prior written notice)
____ month to month (subject to termination by either party upon ___ days written notice prior to contract expiration)
____ other (described in section 6 below)

* In accordance with Section 6.28 of the General Terms and Conditions, a right of first refusal may apply; any contractual right of first refusal will be set forth in Section 6 of this Exhibit A.

6. Other Special Provisions:
Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Precedent Agreement dated July 23, 2014 between the parties.

Customer shall have the right of first refusal with respect to the MDQ at the expiration of the Primary Term, for a renewal term of no less than five years, in accordance with Equitrans’ FERC Gas Tariff.

This Agreement incorporates the Credit Agreement dated July 23, 2014 entered into by and between Equitrans and Customer and any amendments or restatements thereto.

Should Equitrans elect in the future to expand the Ohio Valley Connector or a lateral directly connected to the Ohio Valley Connector on a forward haul basis, Customer shall have a right to participate in that project (“OVC Expansion Project”). Equitrans shall notify Customer prior to holding an Open Season for an OVC Expansion Project. Notwithstanding the foregoing, Customer’s right under this section shall not apply to Equitrans’ separate project to modify, expand, and extend certain of its transmission facilities in order to provide additional firm transportation service from Clarington, Ohio to Lebanon, Ohio and such other locations as Equitrans may determine, which is a separate project and not an OVC Expansion Project, and for which an Open Season has already been held. Equitrans and Customer agree that nothing in this section prohibits Customer from requesting firm capacity on similar proposed projects.

IN WITNESS WHEREOF, Customer and Equitrans have executed this Exhibit A by their duly authorized officers, effective as of the date indicated above.

CUSTOMER:	EQUITRANS, L.P.:
By /s/ Donald M. Jenkins 11/30/2018	By /s/ Paul Kress 11/30/2018
Title President	Title Vice President

OPTIONAL EXHIBIT C
to the
TRANSPORTATION SERVICE AGREEMENT
between EQUITRANS, L.P.
and
EQT ENERGY LLC,
pursuant to Rate Schedule FTS
Contract No. CW2270464-1296 Dated 01/08/2016

This Exhibit C is dated 4/1/2019.
Any previously executed Exhibit C under this Agreement is terminated and is no longer in effect.

Negotiated Rate Agreement
1. In accordance with Section 6.30 of the General Terms and Conditions of Equitrans’ Tariff, Equitrans and Customer agree that the following negotiated rate provisions will apply under the Agreement:

Negotiated Rates Effective 4/1/2019 – 9/30/2036:

Rates Effective from Mobley Receipt Point (Meter# 24505) to REX Clarington
Delivery Point (60062) or Rover Traveler Delivery Point (Meter# 70007D)

Monthly Reservation Rate    $8.0409 per MDQ
Commodity Rate        $0.00 per Dth
Authorized Overrun Rate    $0.2644 per Dth

Rates Effective from Applegate Receipt Point (Meter# 5100080) to REX Clarington
Delivery Point (60062) or Rover Traveler Delivery Point (70007D)

Monthly Reservation Rate    $11.2586 per MDQ
Commodity Rate        $0.00 per Dth
Authorized Overrun Rate    $0.3701 per Dth

Rates Effective from East Side Receipt Point (Meter# TBD) and Pluto Receipt Point
(Meter# 24490) to REX Clarington Delivery Point (60062) or Rover Traveler Delivery
Point (Meter# 70007D)

Monthly Reservation Rate    $14.4730 per MDQ
Commodity Rate        $0.00 per Dth
Authorized Overrun Rate    $0.4758 per Dth

Customer’s base negotiated rates, as set forth above, shall be adjusted for any cost overruns as follows:
The negotiated rate will be subject to an annual adjustment (upwards or downwards), to take effect on each anniversary of 10/1/2016, calculated as follows:

OMSGA x (1+D) = ARR, where
OMSGA = The current portion of the Monthly Reservation Rate that accounts for O&M and SG&A
D = the percentage change in the Producer Price Index – Support activities for Oil and Gas Operations (“PPI-Oil and Gas”), as published by the US Department of Labor Bureau of Labor Statistics (“BLS”), from June 1 of the year that is two (2) years immediately prior to the year for which the adjustment is to be effective (the “Adjustment Year”) to June 1 of the year immediately preceding the Adjustment Year, based upon the most recent publication of the PPI-Oil and Gas prior to the end of the year immediately preceding the Adjustment Year for each such date. Any such adjustment (upward or downward) shall be capped at two percent (2%).
ARR = the updated OMSGA to be used in annual adjustments

In addition to the fixed Monthly Reservation Rate, Customer shall pay (1) the applicable FERC ACA surcharge, and (2) the fuel usage, lost and unaccounted for gas percentage retainage factor to recover actual fuel usage, lost and unaccounted for gas based on the following calculation.  Equitrans will initially retain 0.42% of Customer’s nominated receipts volumes to recover fuel, lost and unaccounted for gas.  Equitrans will track the actual experienced fuel and lost and unaccounted for gas experienced to provide transportation service on the Mainline System.  Equitrans will account for the under or over recovered fuel and lost and unaccounted for gas associated with this Agreement in FERC Account 186.  Beginning with the Effective Date, Equitrans shall adjust the Retainage Factor from time to time, but at least on an annual basis, to more accurately reflect actual experienced fuel and lost and unaccounted for gas; however, in no event will the Retainage Factor be less than zero.  Equitrans shall file with the Commission for approval to adjust the Retainage Factor to reflect changes in the actual experienced fuel and unaccounted for gas on the Mainline System.  The resulting Retainage Factor shall be effective until the effective date of Equitrans’ next succeeding filing to update the Retainage Factor for this Agreement.

The Retainage Factor will be considered a negotiated Rate, subject to FERC’s negotiated rate policies, and will only apply to nominations on Equitrans’ System not involving storage injections and withdrawals or on-system non-interstate pipeline delivery points (each, a “City-Gate Point”). Any storage injection and withdrawal or City-Gate Point nominations will be subject to the posted Tariff Retainage Factors and other applicable surcharges (such as the Pipeline Safety Cost rate). In addition, Customer shall not be entitled to reservation charge credits in the event of a service outage affecting the transportation service to be provided under this Agreement.

Customer shall have most favored nation status with respect to this Agreement. If at any time during the first five years following the Effective Date Equitrans is or become party to any discounted or negotiated rate precedent agreement or service agreement with any third party for firm transportation service with respect to the Ohio Valley Connector from the Receipt Point of Mobley to the Delivery Point of either REX Clarington or Rover Traveler for an MDQ that is less than or equal to Customer’s MDQ under this Agreement for service from the receipt point of Mobley to the Delivery Point of either REX Clarington or Rover Traveler, and pursuant to such third party precedent agreement for service between the specified points (or service agreement) Equitrans is obligated to provide such third party firm service at rates that are lower than the rates for firm service under this Agreement for service from such Receipt Point to such Delivery Point, then within five (5) business days of executing such third party discounted or negotiated rate precedent agreement or service agreement, Equitrans will notify Customer of such lower rate (such notice, an “MFN Notice”.) Within thirty (30) business days of receipt of an MFN Notice from Equitrans, Customer shall notify Equitrans whether Customer wishes to amend this Agreement to provide for such lower rate for firm transportation service hereunder, only with respect to service between the Receipt Point of Mobley to the Delivery Point of either REX Clarington or Rover Traveler.

Except as expressly stated herein, Equitrans’ applicable maximum rates and charges set forth in the Statement of Rates of its Tariff continue to apply.

2. Customer acknowledges that it is electing Negotiated Rates as an alternative to the rates and charges set forth in the Statement of Rates of Equitrans’ Tariff applicable to Rate Schedule FTS, as revised from time to time.

3. This Exhibit C is effective 4/1/2019 and continues in effect through 9/30/2036.

4. In the event any provision of this Exhibit C is held to be invalid, illegal or unenforceable by any court, regulatory agency, or tribunal of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions, terms or conditions shall not in any way be affected or impaired thereby, and the term, condition, or provision which is held illegal or invalid shall be deemed modified to conform to such rule of law, but only for the period of time such order, rule, regulation, or law is in effect.

5. Other Special Provisions:

None.

IN WITNESS WHEREOF, Customer and Equitrans have executed this Exhibit C by their duly authorized officers, effective as of the date indicated above.

CUSTOMER:	EQUITRANS, L.P.:
By /s/ Donald M. Jenkins 3/20/2019	By /s/ Cliff Baker 3/26/2019
Title President	Title SVP Commercial Dev. & Ops